                                                                   Exhibit 10.62
                             NOVELLUS SYSTEMS, INC.
                  ENGLISH SUMMARY OF EXHIBIT WRITTEN IN FRENCH


1.   Document type:  lease

2.   Name of tenant--
     Novellus Systems SaRL (France)

3.   Name of landlords --
     Sebail S.A.

4.   Location of property --
     Building D, 1st Floor, Parc de la Julienne, Coudray Montceaux

5.   Date lease was entered into --August 22, 1996
     Contract period -- From September 15, 1996 to September 14, 2005

6.   Cancellation Provision --Lease can be cancelled by tenant at the end of every three year period. If tenant cancels lease after first three year period, a FF 40,000 penalty is due to the landlord

7.   Rental Fee:  FF 105,000 per year (for the first year)

8.   Security Deposit:  FF 45,000